Exhibit 99.1



September 2009


Dear Fellow Ore Shareholders,


I acknowledge that being an owner of Ore shares over the past several years has not been profitable. The company's poor stock performance has no doubt left many of you with meaningful losses on your Ore investment. You may also have developed a more general lack of faith in the ability of the company to create value over the long term. Ore has likely not lived up to the potential that many of you hoped for at the time you became a shareholder.

I was appointed Ore CEO in March 2009. I fully appreciate these difficult facts and the need for Ore to address them. In the few months I've been CEO, we've completed an extraordinary effort to cut unnecessary expenses and place Ore on firmer financial ground. We have made sweeping changes to the management team, such that as of today only one employee of Ore has been with the company for more than one year. We have shrunk the size of the Board of Directors to five members, including one distinguished new Director who just recently joined. Most importantly, we are in the process of implementing a new business strategy that we believe makes the best use of Ore's strengths as well as capitalizes upon an emerging opportunity in the marketplace.

Ore's new strategy is to be a pharmaceutical asset management company, and no longer a traditional biopharmaceutical operating company. We intend to acquire or in-license drug programs from research-focused companies. We intend to increase the value of drug candidates by conducting targeted and outsourced development studies, and then monetize those assets. To pay for those activities, we plan to use subsidiary financing structures that we believe better align the risks and rewards of drug development with investor interests as well as attenuate Ore shareholder dilution. We intend for Ore to earn management advisory and other fees for our operational contributions to these programs, as well as to retain a significant economic interest in their enhanced value. We already have a portfolio of four clinical stage assets acquired from large pharmaceutical companies, that we believe are attractive development opportunities. We are also engaged in continual efforts to identify additional programs and are working to attract subsidiary investors to finance them.

However, in order to advance this new Ore strategy we need your support. In addition to several routine matters, the enclosed proxy statement/prospectus lays out two proposals that we believe are critical to the future success of the company, and we are asking for your vote "FOR" each of them.

The first proposal is to reorganize the current Ore Pharmaceuticals into a new company, Ore Pharmaceutical Holdings. One of our largest assets is a net operating tax loss carryforward (or "NOL") of approximately $324 million. This asset may permit us (subject to tax laws and certain circumstances) to significantly reduce taxes due on Ore income. This has significant potential value. However, in order to maximize our ability to protect that value, we need to reorganize Ore into a company that will have restrictions on ownership that we believe are necessary to prevent the inadvertent loss of our NOLs. You will find significantly more information in the enclosed document, which we urge you to read prior to voting on this proposal.

The second proposal is to approve a new Omnibus Equity Incentive Plan for the Company. Our current plan is 10 years old and may soon run out of shares to grant to employees, board members and others. As you will appreciate, in order to attract the high quality employees, directors, consultants and others we need to support and drive this turnaround of Ore, as well as to better align management's economic interests with yours, we need to be able to motivate them with equity in the form of incentive stock options. This is particularly true at a time when we are trying to control our cash expenses, including salaries. We believe that your support of this new plan will enhance our ability to continue to get the people we need to be able to execute our new strategy.

Again, we urge you to vote "FOR" both of these proposals.

I took this role at Ore because I believe that the company has valuable assets and that we have a strategy that will reveal and grow this value over time. I and my team are committed to making this strategy work and creating value for you, the owners of Ore. Your approval of the proposals in the enclosed proxy is a critical component of our ability to execute on that strategy. I look forward to updating you periodically on our progress, and I urge you to contact me or any other member of our executive team if you have any questions or desire any more information about our activities. I thank you for your continued support of Ore.


Sincerely,

/s/ Mark J. Gabrielson
----------------------
Mark J. Gabrielson
President & CEO

Where to Find Additional Information

On September 2, 2009, the Company filed a registration statement with the SEC on Form S-4 that includes the definitive proxy statement/prospectus and other relevant materials regarding the proposed reorganization. Stockholders are urged to read the definitive proxy statement/prospectus filed with the SEC on September 2, 2009, and any other relevant materials filed with the SEC when they become available because they contain, or will contain, important information about the Company and the proposed reorganization. The definitive proxy statement/prospectus seeking stockholder approval of the reorganization is enclosed with this letter. Stockholders may obtain a free copy of the definitive proxy statement/prospectus filed on September 2, 2009 with the SEC, as well as other documents filed by the Company with the SEC at the SEC's web site at www.sec.gov or through the Company's web site as www.orepharma.com. The definitive proxy statement/prospectus and the Company's other SEC filings also may be obtained for free from the Company by directing a request to: Ore Pharmaceuticals Inc., 610 Professional Drive, Suite 101, Gaithersburg, Maryland 20879, Attention: Corporate Secretary, telephone: 240-361-4400. Stockholders are urged to read the definitive proxy statement/prospectus and other relevant materials relating to the reorganization when they become available before voting or making any investment decision with respect to the reorganization.

The Company, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from the Company's stockholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in the proxy statement/prospectus and the Company's Annual Reports on Form 10-K and Form 10-K/A filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus.

Safe Harbor Statement

This letter contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include our ability to identify strategies for making our businesses successful and the impact of such strategies on our business and financial performance and on shareholder value. Forward-looking statements typically include the words "expect," "anticipate," "believe," "estimate," "intend," "may," "will," and similar expressions as they relate to Ore Pharmaceuticals or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly risks and uncertainties that may affect the Company's operations, financial condition and financial results and that are discussed in detail in our Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether the compounds we develop will be commercially viable; whether we will be able to begin to generate sufficient new revenue from licensing or other transactions early enough to support our operations and continuing compound development; whether there will be valid claims for indemnification from the buyers of our Genomics Assets; whether there will be claims from the landlords of the leased properties we have assigned, the buyer of our Preclinical Division or the assignee of our Cambridge facility lease, that we would be required to pay as guarantors of such leases; whether we will be able to collect amounts due under the terms of promissory notes from the buyers of our Genomics Assets and molecular diagnostic business; whether we will be able to manage our existing cash adequately and whether we will have access to financing on sufficiently favorable terms to maintain our businesses and effect our strategies; whether we will be able to maintain our NASDAQ listing; whether we will be able to attract and retain qualified personnel for our business; and potential negative effects on our operations and financial results from workforce reductions and the transformation of our business. Ore Pharmaceuticals Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.